               CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED
          AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT
               HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                            PATENT LICENSE AGREEMENT

         This is a PATENT LICENSE AGREEMENT ("Agreement") effective as of August 13, 1999 ("Effective Date") by and between DITECH COMMUNICATIONS CORPORATION ("Ditech"), a Delaware corporation having a principal place of business at 825 East Middlefield Road, Mountain View, California 94043, and ANTEC CORPORATION ("Antec"), a Delaware corporation having a principal place of business at 11450 Technology Circle, Duluth, GA 30097.

                                   ARTICLE 1
                                    RECITALS

       1.1 Ditech designs, develops, manufactures and sells telecommunications hardware products, including echo cancellation products and optical fiber amplifiers.

       1.2 Antec designs, develops, manufactures and sells cable television equipment and supplies.

       1.3 Ditech is the owner of United States patents 5,594,748, 5,861,981, and 5,887,091.

       1.4 Antec desires a license under the above-identified United States patents and the foreign counterparts corresponding thereto.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                     Confidential Treatment Requested [***]

       1.5 Ditech is willing to grant a license right to Antec under the patents set forth in Section 1.3 upon the terms and conditions herein set forth.

                                    ARTICLE 2
                                   DEFINITIONS

       2.1 "ANTEC LICENSED PRODUCTS" shall mean end products containing, or made in accordance with, an invention covered by at least one claim of the Ditech Licensed Patents.

       2.2    "FIELD OF USE" shall mean the Hybrid Fiber Cable Network field.

       2.3 "HYBRID FIBER COAX NETWORK OR HFC NETWORK" shall mean a network for transmitting signals to an end user where the signals are modulated onto RF carriers and the network includes a linearly amplitude modulated optical fiber link as the primary distribution network from a head end followed by a coaxial distribution network that provides the signals directly to the end user.

       2.4 "DITECH LICENSED PATENTS" shall mean United States patents 5,594,748, 5,861,981, and 5,887,091, all patents issuing on continuation applications (but not continuation in part applications) and divisional applications stemming from the patent applications of the foregoing patents, and all reissues and reexaminations of all of the foregoing, and all patents outside the United States

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that are owned by Ditech and that correspond to the foregoing United States patents.

       2.5 "NET SALES REVENUE" shall mean total sales revenue of Antec and its Subsidiaries from the sale or other disposition for value of Antec Licensed Products in the Field of Use, less only the following deductions: the cost of freight out, insurance, cash discounts actually granted, and returns for which credit actually is given, all of which deductions shall be stated separately.

       2.6    "SUBSIDIARY" of a party to this Agreement shall mean:

                     (a) any organization of which more than fifty percent (50%) of the voting stock is owned or controlled directly or indirectly by such party;

                     (b) any organization which directly or indirectly owns or controls more than fifty percent (50%) of the voting stock of such party; or

                     (c) any organization of which more than fifty percent (50%) of the majority ownership is directly or indirectly common to the majority ownership of such party.

       2.7 "TRANSFER(S)" (TRANSFERRED) as used herein shall mean (i) deliver(ed) to others (including for export) other than by sale, regardless of the

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basis of compensation, if any, (e.g. by consignment or by gift) and/or (ii)
sell (sold) in combination with other products.

                                   ARTICLE 3
                                GRANT OF LICENSES

       3.1 Ditech hereby grants to Antec a non-exclusive, worldwide, royalty-bearing license under the Ditech Licensed Patents to make, have made, use, import, offer to sell, sell and otherwise Transfer the Antec Licensed Products, only in the Field of Use, without the right to grant sublicenses.

       3.2 Antec sales of Antec Licensed Products through Subsidiaries shall be restricted as follows: Antec shall have the right to conduct sales of Antec Licensed Products, under the license of this Agreement, through Antec Subsidiaries, provided that Antec shall be responsible for the reporting and payment of royalties due for such sales, the maintenance of records in respect thereto, and for all other obligations under this Agreement in respect of such Subsidiary.

       3.3 No patent license is granted by Ditech either directly or by implication, estoppel, or otherwise:

                     (a)    other than under the Ditech Licensed Patents;

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                     (b)    with respect to any item other than Antec
Licensed Products, notwithstanding that such other item may incorporate Antec Licensed Products;

                     (c) to parties acquiring any item from Antec for the combination of such acquired item with any other item, including other items provided by Antec, or for the use of any such combination; or

                     (d)    any product outside the Field of Use.

       3.4 No license or other right is granted herein to either party, directly or by implication, estoppel or otherwise, with respect to any trade secrets or know-how, and no such license or other right shall arise from the consummation of this Agreement or from any acts, statements or dealings leading to such consummation. Subject to Antec's reporting requirements under
Article 4, neither party is required hereunder to furnish or disclose to the other party any trade secrets, know-how, manufacturing information, technical information or other information whatsoever.

                                    ARTICLE 4
                               PAYMENT OBLIGATIONS

       4.1 Notwithstanding anything to the contrary contained herein, all amounts due and payable by Antec in favor of Ditech pursuant to section
4.2 shall

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be secured by an irrevocable standby letter of credit, which letter of credit shall name Ditech as beneficiary and shall be (i) issued by a bank acceptable to Ditech in its sole and reasonable discretion, (ii) in an amount equal to $1,400,000 through November 30, 1999, which amount may be reduced thereafter to $900,000 through February 29, 2000, and which may thereafter be eliminated
(iii) substantially in the form attached hereto as Exhibit A; PROVIDED, HOWEVER, that such letter of credit shall only be reduced as specified in
(ii) above if Antec remits all payments due to Ditech pursuant to section 4.2 below at such time and in such manner as specified in Section 4.2 below.

       4.2 As partial consideration of the license granted herein, Antec agrees to pay to Ditech a license fee of one million eight hundred ninety hundred thousand dollars ($1,890,000.00), to be paid by wire transfer or certified check made payable to "Ditech Communications Corporation" and delivered to the person identified in section 7.1 below, in payments upon the dates set forth below:

                     (a)    four hundred ninety thousand dollars
($490,000.00) upon execution of this Agreement;

                     (b) five hundred thousand dollars ($500,000.00) on or before October 31, 1999; and

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                     (c)    nine hundred thousand dollars ($900,000.00) on or
before January 31, 2000.

       4.3 As additional partial consideration for the licenses granted herein, Antec agrees to pay to Ditech a royalty of [***] percent ([***]%) of Net Sales Revenue of each unit of Antec Licensed Products. Antec agrees to pay Ditech a minimum annual royalty payment of $[***] per year during the term of this Agreement. The minimum annual royalty shall be due on each anniversary of the Effective Date of this Agreement. Royalty actually paid during the previous twelve months before such anniversary shall be credited against such $[***]annual royalty. If the royalty actually paid during such previous twelve months has not equaled $[***], then Antec agrees to forward to Ditech, on each such anniversary date, an amount which, when added to the royalty actually paid during such previous twelve months, equals $[***].

       4.4 The products subject to royalty under this Agreement shall be all Antec Licensed Products sold by Antec and/or by its Subsidiaries. For sales of units of Antec Licensed Products by both Antec and a Subsidiary of Antec, the Net Sales Revenue of such units shall be calculated on the sales revenue of the higher priced sale. Royalties shall accrue on each unit of Antec Licensed Products when

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such unit is sold (as evidenced by bill or invoice), or Transferred; whether or not payment is received by Antec.

       4.5 An accounting period shall end on last day of each March, June, September and December during the term of this Agreement, and royalty payable pursuant to Section 4.3 shall be due within thirty (30) days after the end of each accounting period for units of Antec Licensed Products as to which such royalty accrues during such accounting period. Antec shall bear and pay all taxes which are required by any national government, including any political subdivision thereof, as the result of the existence or operation of this Agreement, except any necessary, appropriate, and required income tax imposed upon royalties of Section 4.3, by such national government. Antec may deduct or withhold such income tax from said royalties of Section 4.3 provided Antec furnishes Ditech with a tax certificate, or other document evidencing payment of such income tax.

       4.6 All royalties shall be paid in U.S. dollars and shall be paid on a quarterly basis. All royalties for an accounting period computed on invoiced amounts in currencies other than United States dollars shall be converted directly into United States dollars without intermediate conversions to another currency at the telegraphic transfer selling (TTS) rate as quoted by the Bank of New York,

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New York, New York, at the close of banking on the last day of such accounting period (or the business day thereafter if such last day shall be a Sunday or other non-business day). Antec shall provide written confirmation of the quoted TTS rate directly to Ditech with the corresponding royalty report.

       4.7 Each royalty payment shall be accompanied by a corresponding royalty report identifying by country of sale: (i) the units of Antec Licensed Product(s) sold, by name and model, by Antec and its Subsidiaries,
(ii) the corresponding selling price of each model, (iii) the quantity of each model sold, (iv) the items permitted to be deducted from total sales revenue under Section 2.3, separately stated for each unit of each model of Antec Licensed Products, (v) the total Net Sales Revenue for each such model,
(vi) the total royalty due for each such model, and (vii) the total royalty due.

       4.8 Each royalty report shall be certified by an officer of Antec or by a designee of such officer, to be correct to the best of Antec's knowledge and information.

       4.9 Antec shall be liable for interest on any overdue royalty commencing on the date such royalty becomes due, at an interest rate of one and one half percent (1 1/2%) per month. If such interest rate exceeds the maximum legal rate in

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the jurisdiction where a claim therefore is being asserted, the interest rate shall be reduced to such maximum legal rate. Such interest shall accrue and be paid from the date such overdue royalty was due until the date such overdue royalty is actually paid.

       4.10 Once a year, Ditech, through an independent auditor which may include technical personnel, shall have the right, upon two weeks prior notice and at reasonable hours of the day, at Ditech's expense, to audit Antec's and its Subsidiaries' books of account and records and all other documents and material in possession or under the control of Antec with respect to the subject matter in respect of this Agreement and to make copies and extracts thereof. Any such audit shall only be for a time period beginning three years before the start of the audit. In the event that any such audit reveals an underpayment by Antec, Ditech shall notify Antec of the amount owing. Antec shall remit payment therefor to Ditech within seven (7) days thereafter in the amount of such underpayment plus the interest on such underpayment calculated as set forth in paragraph 4.9, above. In the event that any such audit reveals an underpayment by Antec of more than two percent (2%) of the royalty actually due, Antec shall pay the fees and expenses of Ditech's independent auditor, including such technical personnel, making such audit.

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                     Confidential Treatment Requested [***]

       4.11 Upon request by Ditech, but not more than once each year, Antec shall furnish Ditech with that portion of the unaudited financial statements of Antec and its Subsidiaries selling Antec Licensed Products setting forth the number and revenue for all Antec Licensed Products (by model number), manufactured, shipped, distributed and/or sold by Antec and its Subsidiaries during the time period extending from the later of the Effective Date of this Agreement or the date of any previous statement, as requested by Ditech, up to and including the date of the current statement.

       4.12 Antec agrees to maintain accurate books of account and records of Antec and its Subsidiaries at its principal place of business covering all transactions related to the licenses being granted herein, such books and records appropriate and sufficient to make the royalty report required of
Section 4.7, as certified in Section 4.8, and to enable the audit of Section
4.10. During each year of the existence of this Agreement, Antec shall retain all such books of account and records, of the then-current year and for the five years immediately preceding the then-current year. Antec further shall retain the last three (3) years' accounts and records for at least three (3) years after the expiration or termination of this Agreement for possible inspection and audit by Ditech.

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                     Confidential Treatment Requested [***]

                                    ARTICLE 5
                              TERM AND TERMINATION

       5.1 The term of this Agreement is five (5) years and shall begin upon the Effective Date and shall automatically terminate five (5) years after the Effective Date, unless previously terminated as hereinafter provided in this Article 5.

       5.2 Ditech shall have the right to terminate this Agreement, or the licenses granted hereunder, if Antec at any time:

                     (a)    fails timely to make any payment set forth in
Section 4.2;

                     (b)    fails timely to pay any accrued royalties;

                     (c) fails timely to deliver any report which meets the date and other requirements of Section 4.7;

                     (d) fails to permit an audit as, and under the conditions, required by Section 4.10;

                     (e) fails timely to deliver to Ditech any document required by Section 4.11;

                     (f) fails to maintain records which meet the requirements of Section 4.12;

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                     (g)    becomes insolvent or admits in writing its
inability to pay its debts as they mature or makes an assignment for the benefit of creditors; or

                     (h) files a petition under any U.S. or foreign bankruptcy laws.

       5.3 If Antec does not cure any failure of or under Section 5.2(a), 5.2(g) or 5.2(h) within three (3) days after written notice from Ditech to Antec indicating such failure, Ditech may then terminate this Agreement or the licenses granted herein, effective immediately upon written notice thereof, all payments not yet then due under Section 4.2, Section 4.3 (minimum royalty payments only), and 5.4, shall become immediately due and payable and Ditech may immediately and without notice to Antec, present the letter of credit issued pursuant to Section 4.1 for payment of any and all amounts due and payable by Antec in favor of Ditech pursuant to Section 4.2. In addition, in the event that this Agreement is terminated pursuant to this section, Antec shall be required to pay interest on the entire outstanding owed at the time of termination including all accelerated payments, which interest shall be paid at the rate of ten percent (10%) per annum from the Effective Date to the date that payment is made.

       5.4 In the event that this Agreement is terminated by Ditech pursuant to section 5.3, Antec shall be required to pay Ditech the additional amount of one

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hundred and fifty thousand dollars ($150,000) representing
additional costs to Ditech of entering into this Agreement.

       5.5 If Antec does not cure any such failure enumerated in Section 5.2(b) through 5.2(f) within thirty (30) days after written notice from Ditech to Antec specifying the nature of such failure, Ditech may then terminate this Agreement or the licenses granted herein, effective upon written termination notice given after such thirtieth (30th) day.

       5.6 In the event that all or substantially all of Antec's assets hereafter are transferred to a third party ("transfer"), or a majority of Antec's outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) hereafter become acquired, owned or controlled, directly or indirectly, by a third party ("acquisition"), Antec shall promptly give written notice to Ditech of such transfer or acquisition. All payments set forth in Section 4.2 shall immediately become due and payable by Antec upon such transfer or acquisition. This Agreement may be assigned to the third party only with the written consent of Ditech, which shall not unreasonably be withheld. Unresolved or anticipated claims between Ditech and such third party, including but not limited to those involving intellectual property, shall be considered one of the reasonable causes for withholding such consent. Any such consented-to

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assignment may include conditions that insure the protection of Ditech's interests. If such consent is withheld, then, at the option of Ditech, this Agreement or Antec's licenses under this Agreement shall terminate as of the date of such transfer or acquisition.

       5.7    Section 3.3, Article 4, Article 5, Article 6, Article 7,
Section 8.11 and Section 8.12 and any other clause which by its nature is intended to survive expiration or termination of this Agreement shall remain in effect after such expiration or termination.

       5.8 No termination or expiration of this Agreement, or termination of the license granted hereunder, shall relieve Antec of any obligation or liability accrued hereunder prior to such expiration or termination, or rescind or give right to rescind anything done or any payments made by Antec, or other consideration given to Ditech hereunder prior to the time such expiration or termination becomes effective. Such expiration or termination shall not affect in any manner the rights of Ditech arising under this Agreement prior to such expiration or termination.

                                   ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

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                     Confidential Treatment Requested [***]

       6.1 Ditech represents and warrants that it is the legal owner of the Ditech Licensed Patents.

       6.2 The persons executing this Agreement on behalf of Antec and Ditech represent and warrant that they are duly authorized to legally bind Antec and Ditech respectively, to the terms and conditions of this Agreement.

       6.3    EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH ABOVE IN THIS
ARTICLE 6, NEITHER PARTY GRANTS ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING THE ANTEC LICENSED PRODUCTS OR COMPONENTS THEREOF, THEIR FITNESS FOR ANY PURPOSE, THEIR QUALITY, THEIR MERCHANTABILITY, THEIR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, THE VALIDITY OR COVERAGE OF ANY PATENT LICENSED UNDER THIS AGREEMENT, OR OTHERWISE.

                                   ARTICLE 7
                                     NOTICE

       7.1 Notices, approvals, and consents required or permitted under this Agreement shall be in writing and shall be sent by hand or by registered or certified mail, postage prepaid, to the address given below or to such other addresses as the parties may hereafter specify, and shall be deemed to have been made, given or provided on the date of mailing:

         If to Ditech:

         William Tamblyn
         Vice President and Chief Financial Officer
         Ditech Communications Corporation
         825 East Middlefield Road
         Mountain View, California  94043

         If to Antec:

         Lawrence Margolis
         Chief Financial Officer
         Antec Corporation
         11450 Technology Circle
         Duluth, GA 30097

                                   ARTICLE 8
                                  MISCELLANEOUS

       8.1 This Agreement sets forth the entire understanding of the parties with respect to the subject matter herein and supersedes all prior agreements between them as to such subject matter, whether oral or written.

       8.2 This Agreement is not effective until it has been signed hereinbelow by or on behalf of each party upon which event it shall be effective as of the Effective Date first above written. This Agreement may not be modified after its

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execution except by a writing signed by authorized representatives of the parties hereto.

       8.3 No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any rights arising from any breach or failure to perform shall be deemed to be a waiver of any future right or of any other right arising under this Agreement.

       8.4 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing); and each party hereto agrees not to use or refer to this Agreement or any provision thereof in any promotional activity associated with apparatus licensed hereunder, without the express written approval of the other party.

       8.5    No assignment of this Agreement, other than as set forth in
Section 5.5, is permitted and any attempted assignment in derogation of the foregoing shall be void. Neither party shall assign any of its patents licensed hereunder unless such assignment or grant is made subject to the terms and conditions of this Agreement.

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       8.6    Each of Antec and Ditech represent that they have executed no agreement which is in conflict with this Agreement, and agree that no option or license shall be granted on any basis to any third party which is in conflict with this Agreement unless and until this Agreement is terminated.

       8.7 The headings of the several Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

       8.8 If any provision of this Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

       8.9 Nothing herein contained shall be deemed to create an agency, joint venture or partnership relation between the parties hereto.

       8.10 Each party agrees to mark each product licensed under this Agreement with a patent notice in the manner required by the appropriate patent statutes of the jurisdiction where patents licensed hereunder are in force or pending. An

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occasional lapse in this required marking shall not be considered a material breach provided the party corrects its marking process promptly upon being notified of such lapse.

       8.11 Antec and Ditech irrevocably submit to the jurisdiction of the United States District Court for the Northern District of California and the Superior Court of the County of Santa Clara, California to obtain any legal or equitable relief. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its conflicts of law provisions, as though it were written, executed and fully performed within the State of California. The parties expressly waive any law, rule or regulation that might suggest or require the application of the laws, rules or regulations of any other jurisdiction in addition to or in place of the laws of the State of California.

       8.12 In the event it becomes necessary to enforce this Agreement or take any steps to collect any amounts owed under the Agreement, the prevailing Party in such enforcement proceedings or collection proceedings shall be entitled to recover its reasonable attorneys' fees and costs.







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       IN WITNESS WHEREOF, the parties have executed this Agreement by their respective authorized representatives this 13 day of August, 1999.

                                              DITECH COMMUNICATIONS CORPORATION

                                              By:  /s/  William J. Tamblyn

                                              Print Name  William J. Tamblyn


                                              ANTEC CORPORATION

                                              By:  /s/  Armando Rois-Mendez

                                              Print Name Armando Rois-Mendez







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                                   EXHIBIT A

                        FORM OF STANDBY LETTER OF CREDIT

                             NO.___________________

August __, 1999

Ditech Communications Corporation
825 East Middlefield Road
Mountain View, California 94043

Expiry Date:  February 29, 2000

Ladies and Gentlemen:

We hereby establish, at the request and for the account of Antec Corporation, a Delaware corporation (the "COMPANY"), in your favor, this Irrevocable Letter of Credit No. __________ in the aggregate amount of up to One Million Four Hundred Thousand and No/100 Dollars ($1,400,000.00) (the "STATED AMOUNT") effective immediately and expiring at the close of banking business at our _____________________________________ office (such office or such other office designated and notified to you by ____________________ (the "BANK") or by a successor bank being the "BANK'S OFFICE") on the Expiry Date. After November 30, 1999, the Stated Amount may be reduced from One Million Four Hundred Thousand and No/100 Dollars ($1,400,000) to Nine Hundred Thousand and No/100 Dollars ($900,000) until the Expiry Date.

We hereby irrevocably authorize you to draw on us, in an aggregate amount not to exceed the Stated Amount and in accordance with the terms and conditions hereinafter set forth, by your draft, drawn on us at the Bank's Office, payable at sight on any day other than a Saturday, Sunday or other day on which banking institutions in the State of California or New York are authorized or required by law or other governmental action to close, and accompanied by the original Letter of Credit along with your written and completed certificate signed by you in substantially the form of ANNEX A attached hereto (such draft accompanied by such certificate and the original Letter of Credit being your "FUNDING REQUEST").

Funds under this Letter of Credit are available to you against your Funding Request referring therein to the number of this Letter of Credit. Your Funding Request shall be dated the date of its presentation, and shall be presented to us at the Bank's Office, Attention: Letter of Credit Department. If we receive your Funding Request at such office, all in strict conformity with the terms and conditions of this Letter of Credit, not later than 12:00 noon (California time) on a Business Day prior to the termination hereof, we will honor the same no later than 12:30 p.m. (California time) on the next Business Day in accordance with your payment instructions. If we receive your Funding Request at such office, all in strict conformity with the terms and conditions of this Letter of Credit, after 12:00 noon (California time) on a Business Day prior to

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the termination hereof, we will honor the same no later than 12:30 p.m.
(California time) on the second next succeeding Business Day in accordance with your payment instructions.

This Letter of Credit shall automatically terminate on the Expiry Date. This Letter of Credit may be canceled prior to the Expiry Date upon our receipt of written consent to cancel from you accompanied by the original Letter of Credit.

This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates and the drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such drafts. All payments made hereunder shall be made out of the Bank's own funds and not out of the funds of the Company. No funds resulting from a draw hereunder shall be paid to the Company.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (the "UNIFORM CUSTOMS"). This Letter of Credit, as to matters not governed by the Uniform Customs, shall be governed by the laws of the State of California, including the Uniform Commercial Code as in effect in the State of California. Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at _________________________________, Attention: Letter of Credit Department,
specifically referring to the number of this Letter of Credit.

Very truly yours,

                              , as Bank
------------------------------


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------




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                                     ANNEX A

                             CERTIFICATE FOR DRAWING

                IRREVOCABLE LETTER OF CREDIT NO._________________


       The undersigned, a duly authorized officer of the undersigned (the "BENEFICIARY"), hereby certifies to __________________________ (the "BANK"), with reference to Irrevocable Letter of Credit No. ______________ (the "LETTER OF CREDIT," the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Beneficiary, as follows:

Antec Corporation, a Delaware corporation ("ANTEC"), is in default with respect to its obligations under the Patent License Agreement dated August __, 1999, by and between Antec and Beneficiary.




       IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Certificate as of the ____ day of ____________, ____.

                                              DITECH COMMUNICATIONS CORPORATION


                                              By:
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